Exhibit 10.8

MMA Events Cooperation Agreement

Party A: PURE HEART ENTERTAINMENT PTE LTD

Address: 7500A Beach Road # 12-313 The Plaza, Singapore 199591

Party B: Qingdao Leibo Sports Culture Co., Ltd

Address: 23A Sichuan Road, Shinan District, Qingdao City, Shandong Province, China

Whereas:

(A) Party A is a wholly owned subsidiary of Rebel Group, Inc. ("Rebel"), its business is to organize, promote and hosted MMA ("MMA") events, distribute through the web and social media, and the sale of broadcast rights to TV stations. Rebel wholly-owned subsidiary SCA Capital Limited ("SCA") owns the brand name and trademark of Rebel Fighting Championship ("Rebel IP") and Rebel MMA belt.

(B) Party B has a wide network of contacts, and in organizing sports MMA tournaments business in Qingdao.

(C) To focus on both strengths and are committed to jointly develop China's MMA events business, integration of resources, complementary advantages, benefit-sharing, through friendly consultations, both parties reached the following cooperation agreement:

Article 1: The Cooperation relations between Party A and B

1.1. Both parties agree to commit under the terms and conditions of this Agreement, each providing detailed event information to actively cooperate with each other and work with each other.

1.2 This Agreement is a general cooperation agreement, on the basis of the contents of this agreement, the both parties agree, to enter into a separate Supplemental Agreement if there are other projects.

Article 2: Duties and obligations of both parties

2.1 Party A event organization responsibilities include providing content; the selection of fighters and referees; to participate in potential advertisers and sponsors negotiations, event venue and event quality control.

2.2 Party B is responsible for the venue, local authorities' permits approvals, local operation and personnel and event management.

2.3. Party A to procure SCA Rebel Fighting Championship to use for the event.

2.4 Before entering into the agreement with the venue and other contractors to promote the event, Party B shall keep confidential all information and data and shall not be disclosed to third parties without the consent of Party A.

Article 3: Cooperation and cost allocation

3.1. Party A shall be responsible for its foreign employees' travelling and lodging expenses.

3.2. Party B is overall responsible for event costs, foreign and local fighters' fees, lighting, sound, promotion, public relations and security and so on.

3.3. Party B shall pay management fee of USD250, 000 and royalty fee of USD50, 000 to Party A to organize and manage each event.

3.4 Each party will bear their own respective income tax.

Article 4: Breach of agreement

4.1 The present contract cannot be unilaterally modified or dissolved without the written consent of both parties.

4.2. Both parties strictly abide by this agreement to fulfil their obligations according to the terms of the agreement.

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4.3. In case of a default, the observant party will serve written notice to the defaulting party to request compensation for the consequences caused by the breach of contract. 14 days after the notice of default and if defaulting party did not stopped defect actively, observant party has right to terminate this agreement, and this does not mean the lifting of liability of the defaulting party.

Article 5: Settlement of Disputes

5.1 All disputes arising from the implementation of this Agreement, the Parties shall first be resolved through consultation. If negotiation fails, either party may submit to Beijing Arbitration Commission for ruling.

Article 6: Duration of the contract

6.1. The term of this contract is for one year with effect from 1st May 2016 and ending 30th April 2017. 30 days before the expiration of the contract, both parties to negotiate to decide whether to renew the contract.

Article 7: Validity of the contract

7.1. The original contract in duplicate, each party holds one, to be signed by authorised person from both parties (or seal) and shall be effective from the date of signing.

Party A	Party B

Authorized Representative:	Authorized Representative:

Date of signing: May 1, 2016	Date of signing:

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